i3 VERTICALS REPORTS FIRST QUARTER 2022 FINANCIAL RESULTS
Raises 2022 Outlook

NASHVILLE, Tenn. (February 8, 2022) – i3 Verticals, Inc. (Nasdaq: IIIV) (“i3 Verticals” or the “Company”) today reported its financial results for the fiscal first quarter ended December 31, 2021.

Highlights for the fiscal first quarter ended December 31, 2021 vs. 2020
•Revenue was $73.9 million, an increase of 66% over the prior year's first quarter.
•Net loss was $3.7 million, compared to net loss of $3.0 million in the prior year's first quarter.
•Net loss attributable to i3 Verticals, Inc. was $2.5 million.
•Adjusted EBITDA1 was $18.3 million, an increase of 72.4% over the prior year's first quarter.
•Adjusted EBITDA1 as a percentage of revenue was 24.7%, compared to 23.6% in the prior year's first quarter.
•Diluted net loss per share available to Class A common stock was $0.11, compared to diluted net loss per share available to Class A common stock of $0.10 in the prior year's first quarter.
•Pro forma adjusted diluted earnings per share1, which gives pro forma effect to the Company's tax rate, was $0.35 compared to $0.21 for the prior year's first quarter.
•Integrated payments2 were 61% of payment volume for the first quarter ended December 31, 2021.
•Software and related services revenue3 as a percentage of total revenue was 49% and 38% for the three months ended December 31, 2021 and 2020, respectively.
•As of December 31, 2021, consolidated interest coverage ratio was 9.18x, total leverage ratio was 3.82x and consolidated senior leverage ratio was 2.18x. These ratios are defined in the Company's Senior Secured Credit Facility.
•Annualized Recurring Revenue ("ARR")4 for the three months ended December 31, 2021 and 2020 was $240.4 million and $157.5 million, respectively, representing a period-to-period growth rate of 52.7%.
•As previously announced in our press release on January 4, 2022, the Company acquired a business effective December 31, 2021, that further strengthens the Company's Public Sector Vertical. The acquired business provides solutions for court system data management in the southeast and mid-Atlantic. Among other solutions, this business provides software products that enable electronic filing, case management and document imaging. Total purchase consideration was $38.7 million, including $35.0 million in cash consideration, funded by proceeds from the Company's revolving credit facility, and $3.7 million of contingent consideration. The aggregate maximum contingent consideration payable for these acquisitions is up to $10.0 million, subject to the satisfaction of certain growth metrics over established time periods.
1.Represents a non-GAAP financial measure. For additional information (including reconciliation information), see the attached schedules to this release.
2.Integrated payments represents payment transactions that are generated in situations where payment technology is embedded within the Company's own proprietary software, a client’s software or critical business process.
3.Software and related services revenue includes the sale of licenses, subscriptions, installation and implementation services, and ongoing support specific to software.
4.Annualized Recurring Revenue (ARR) is the annualized revenue derived from software-as-a-service (“SaaS”) arrangements, transaction-based software-revenue, software maintenance, recurring software-based services, payments revenue and other recurring revenue sources within the quarter. This excludes contracts that are not recurring or are one-time in nature. The Company focuses on ARR because it helps i3 to assess the health and trajectory of the business. ARR does not have a standardized definition and is therefore unlikely to be comparable to similarly titled measures presented by other companies. It should be reviewed independently of revenue and it is not a forecast. The active contracts at the end of a reporting period used in calculating ARR may or may not be extended or renewed by the Company's customers.
-MORE-

IIIV Reports First Quarter 2022 Financial Results

February 8, 2022

Greg Daily, Chairman and CEO of i3 Verticals, commented, “We are proud to deliver another strong quarter, as we once again set new company records in quarterly revenue and adjusted EBITDA. We continue to execute on our vertical market software strategy, as our software and related services revenue grew to 49% of our total revenue for the quarter, surpassing payments revenue for the first time.
“We previously announced a Public Sector acquisition, effective December 31, which expands our software platform and services within that vertical market. We see great opportunity within the Public Sector market and this acquisition has been a fantastic fit with our existing team and products. Our momentum across the company gives us confidence in delivering strong results in the future.”
Revised 2022 Outlook
The Company's practice is to provide annual guidance, excluding future acquisitions and transaction-related costs.

The Company is providing the following revised outlook for the fiscal year ending September 30, 2022:

(in thousands, except share and per share amounts)	Previous Outlook Range			Revised Outlook Range
	Fiscal year ending September 30, 2022
Revenue	$280,000	-	$300,000	$288,000	-	$304,000
Adjusted EBITDA (non-GAAP)	$70,000	-	$78,000	$74,000	-	$80,000
Pro forma adjusted diluted earnings per share(1)(non-GAAP)	$1.25	-	$1.40	$1.28	-	$1.42
_______________________
1.Assumes an effective pro forma tax rate of 25.0% (non-GAAP).

With respect to the “Revised 2022 Outlook” above, reconciliation of net revenue, adjusted EBITDA and pro forma adjusted diluted earnings per share guidance to the closest corresponding GAAP measure on a forward-looking basis is not available without unreasonable efforts. This inability results from the inherent difficulty in forecasting generally and quantifying certain projected amounts that are necessary for such reconciliations. In particular, sufficient information is not available to calculate certain adjustments required for such reconciliations, including changes in the fair value of contingent consideration, income tax expense of i3 Verticals, Inc. and equity-based compensation expense. The Company expects these adjustments may have a potentially significant impact on future GAAP financial results.

Conference Call
The Company will host a conference call on Wednesday, February 9, 2022, at 8:30 a.m. ET, to discuss financial results and operations. To listen to the call live via telephone, participants should dial (844) 887-9399 approximately 10 minutes prior to the start of the call. A telephonic replay will be available from 11:30 a.m. ET on February 9, 2022, through February 16, 2022, by dialing (877) 344-7529 and entering Confirmation Code 6617684.

To listen to the call live via webcast, participants should visit the “Investors” section of the Company’s website, www.i3verticals.com, and go to the “Events & Presentations” page approximately 10 minutes prior to the start of the call. The online replay will be available on this page of the Company’s website beginning shortly after the conclusion of the call and will remain available for 30 days.

Non-GAAP Measures
This press release contains information prepared in conformity with GAAP as well as non-GAAP information. It is management’s intent to provide non-GAAP financial information to enhance understanding of the Company's consolidated financial information as prepared in accordance with GAAP. This non-GAAP information should be considered by the reader in addition to, but not instead of, the financial statements prepared in accordance with GAAP. Each non-GAAP financial measure and the most directly comparable GAAP financial measure are presented so as not to imply that more emphasis should be placed on the non-GAAP measure. The non-GAAP financial information presented may be determined or calculated differently by other companies.

-MORE-

IIIV Reports First Quarter 2022 Financial Results

February 8, 2022
Additional information about non-GAAP financial measures, including, but not limited to, adjusted net revenue, pro forma adjusted net income, adjusted EBITDA and pro forma adjusted diluted EPS, and a reconciliation of those measures to the most directly comparable GAAP measures is included on pages 10 through 12 in the financial schedules of this release.

About i3 Verticals
The Company delivers seamless integrated payment and software solutions to customers and end users in strategic vertical markets. Building on its sophisticated and diverse platform of payment solutions, the Company creates and acquires software products to serve the specific needs of public and private organizations in its strategic verticals that include Public Sector, Healthcare and Education, among others.

Forward-Looking Statements
This release contains forward-looking statements that are subject to risks and uncertainties. All statements other than statements of historical fact or relating to present facts or current conditions included in this release are forward-looking statements, including any statements regarding the Company's fiscal 2022 financial outlook and statements of a general economic or industry specific nature. Forward-looking statements give the Company's current expectations and projections relating to its financial condition, results of operations, guidance, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “could have,” “exceed,” “significantly,” “likely” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events.

The forward-looking statements contained in this release are based on assumptions that we have made in light of the Company's industry experience and its perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances. As you review and consider information presented herein, you should understand that these statements are not guarantees of future performance or results. They depend upon future events and are subject to risks, uncertainties (many of which are beyond the Company's control) and assumptions. Although we believe that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect the Company's actual future performance or results and cause them to differ materially from those anticipated in the forward-looking statements. Certain of these factors and other risks are discussed in the Company's filings with the U.S. Securities and Exchange Commission (the “SEC”) and include, but are not limited to: (i) the anticipated impact to the timing and recovery of the Company’s business operations, payment volume and volume attrition due to the global pandemic of a novel strain of the coronavirus (COVID-19), including the anticipated impact of further school closures on our Education vertical; (ii) the Company’s indebtedness and the ability to maintain compliance with the financial covenants in the Company’s senior secured credit facility, particularly in light of the impacts of the COVID-19 pandemic; (iii) the ability to meet the Company’s liquidity needs, particularly in light of the impacts of the COVID-19 pandemic; (iv) the ability to raise additional funds on terms acceptable to us, if at all, whether through debt, equity or a combination thereof; (v) the triggering of impairment testing of the Company’s fair-valued assets, including goodwill and intangible assets, in the event of a decline in the price of the Company’s Class A common stock; (vi) the ability to generate revenues sufficient to maintain profitability and positive cash flow; (vii) competition in the Company's industry and the ability to compete effectively; (viii) consolidation in the banking and financial services industry; (ix) risk of shortages, price increases, changes, delays or discontinuations of hardware due to supply chain disruptions with respect to our limited number of suppliers; the dependence on non-exclusive distribution partners to market the Company's products and services; (x) the ability to keep pace with rapid developments and changes in the Company's industry and provide new products and services; (xi) liability and reputation damage from unauthorized disclosure, destruction or modification of data or disruption of the Company's services; (xii) technical, operational and regulatory risks related to the Company's information technology systems and third-party providers’ systems; (xiii) reliance on third parties for significant services; (xiv) exposure to economic conditions and political risks affecting consumer and commercial spending, including the use of credit cards; (xv) the ability to increase the Company's existing vertical markets, expand into new vertical markets and execute the Company's growth strategy; (xvi) our ability to protect our systems and data from continually evolving cybersecurity risks or other technological risks, including the impact of any cybersecurity incidents or security breaches; (xvii) the ability to successfully identify acquisition targets and thereafter to complete and effectively integrate those acquisitions into the Company's services; (xviii) potential degradation of the quality of the Company's products, services and support; (xix) the ability
-MORE-

IIIV Reports First Quarter 2022 Financial Results

February 8, 2022
to retain clients, many of which are small- and medium-sized businesses, which can be difficult and costly to retain; (xx) the Company's ability to successfully manage its intellectual property; (xxi) the ability to attract, recruit, retain and develop key personnel and qualified employees; (xxii) risks related to laws, regulations and industry standards; (xxiii) the impact of government investigations, claims and litigation; (xxiv) operating and financial restrictions imposed by the Company's senior secured credit facility; and (xxv) the risk factors included in the Company's Annual Report on Form 10-K for the year ended September 30, 2021. Should one or more of these risks or uncertainties materialize, or should any of these assumptions prove incorrect, the Company's actual results may vary in material respects from those projected in these forward-looking statements.

Any forward-looking statement made by us in this release speaks only as of the date of this release. Factors or events that could cause the Company's actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Contact:
Clay Whitson
Chief Financial Officer
(888) 251-0987
investorrelations@i3verticals.com
-MORE-

IIIV Reports First Quarter 2022 Financial Results

February 8, 2022
i3 Verticals, Inc. Consolidated Statements of Operations
(Unaudited)
($ in thousands, except share and per share amounts)

	Three months ended December 31,
	2021	2020(1)	% Change

Revenue	$73,939	$44,621	66%

Operating expenses
Other costs of services	16,510	13,666	21%
Selling, general and administrative	46,387	24,962	86%
Depreciation and amortization	6,870	5,092	35%
Change in fair value of contingent consideration	4,927	1,904	159%
Total operating expenses	74,694	45,624	64%

Loss from operations	(755)	(1,003)	(25)%

Interest expense, net	3,154	2,029	55%

Loss before income taxes	(3,909)	(3,032)	29%

Benefit from income taxes	(228)	(10)	2,180%

Net loss	(3,681)	(3,022)	22%

Net loss attributable to non-controlling interest	(1,153)	(1,024)	13%
Net loss attributable to i3 Verticals, Inc.	$(2,528)	$(1,998)	27%

Net loss per share available to Class A common stock:
Basic	$(0.11)	$(0.10)
Diluted	$(0.11)	$(0.10)
Weighted average shares of Class A common stock outstanding:
Basic	22,042,801	19,129,056
Diluted	22,042,801	19,129,056
__________________________
1.Effective October 1, 2020, the Company's financial statements are presented in accordance with ASU 2021-08, Accounting Standards Codification Topic 805, Accounting for Contract Assets and Contract Liabilities from Contracts with Customers. See Note 21 to the consolidated financial statements within our Form 10-K filed with the SEC on November 22, 2021 for a description of the recently adopted accounting pronouncement and the impacts of adoption on the condensed consolidated statements of operations.
-MORE-

IIIV Reports First Quarter 2022 Financial Results

February 8, 2022
i3 Verticals, Inc. Financial Highlights
(Unaudited)
($ in thousands, except per share amounts)

	Three months ended December 31,
	2021	2020	% Change

Adjusted EBITDA(1)	$18,261	$10,591	72%
Pro forma adjusted diluted earnings per share(1)	$0.35	$0.21	67%
__________________________
1.Represents a non-GAAP financial measure. For additional information (including reconciliation information), see the attached schedules to this release.

i3 Verticals, Inc. Supplemental Volume Information
(Unaudited)
($ in thousands)

	Three months ended December 31,
	2021	2020

Payment volume(1)	$5,309,949	$3,800,527
__________________________
1.Payment volume is the net dollar value of both 1) Visa, Mastercard and other payment network transactions processed by the Company's clients and settled to clients by us and 2) ACH transactions processed by the Company's clients and settled to clients by the Company.
-MORE-

IIIV Reports First Quarter 2022 Financial Results

February 8, 2022
i3 Verticals, Inc. Segment Summary
(Unaudited)
($ in thousands)

	For the Three Months Ended December 31, 2021
	Merchant Services	Proprietary Software and Payments	Other	Total
Revenue	$29,177	$44,774	$(12)	$73,939
Other costs of services	(13,442)	(3,080)	12	(16,510)
Residuals	8,181	343	(4)	8,520
	$23,916	$42,037	$(4)	$65,949

Residuals				(8,520)
Selling general and administrative				(46,387)
Depreciation and amortization				(6,870)
Change in fair value of contingent consideration				(4,927)
Loss from operations				$(755)

Payment volume	$4,819,854	$490,095	$—	$5,309,949

	For the Three Months Ended December 31, 2020(1)
	Merchant Services	Proprietary Software and Payments	Other	Total
Revenue	$25,061	$19,993	$(433)	$44,621
Other costs of services	(10,841)	(3,257)	432	(13,666)
Residuals	5,944	257	(426)	5,775
	$20,164	$16,993	$(427)	$36,730

Residuals				(5,775)
Selling general and administrative				(24,962)
Depreciation and amortization				(5,092)
Change in fair value of contingent consideration				(1,904)
Loss from operations				$(1,003)

Payment volume	$3,582,614	$217,913	$—	$3,800,527
`__________________________
1.Effective October 1, 2020, the Company's financial statements are presented in accordance with ASU 2021-08, Accounting Standards Codification Topic 805, Accounting for Contract Assets and Contract Liabilities from Contracts with Customers. See Note 21 to the consolidated financial statements within our Form 10-K filed with the SEC on November 22, 2021 for a description of the recently adopted accounting pronouncement and the impacts of adoption on the condensed consolidated statements of operations.
-MORE-

IIIV Reports First Quarter 2022 Financial Results

February 8, 2022
i3 Verticals, Inc. Consolidated Balance Sheets
($ in thousands, except share and per share amounts)

	December 31,	September 30,
	2021	2021
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$3,371	$3,641
Accounts receivable, net	39,794	38,500
Settlement assets	8,034	4,768
Prepaid expenses and other current assets	15,614	11,214
Total current assets	66,813	58,123

Property and equipment, net	5,705	5,902
Restricted cash	15,306	9,522
Capitalized software, net	50,783	41,371
Goodwill	349,597	292,243
Intangible assets, net	207,739	171,706
Deferred tax asset	50,647	49,992
Operating lease right-of-use assets	20,369	14,479
Other assets	9,477	8,462
Total assets	$776,436	$651,800

Liabilities and equity
Liabilities
Current liabilities
Accounts payable	$8,264	$7,865
Accrued expenses and other current liabilities	93,695	50,815
Settlement obligations	8,034	4,768
Deferred revenue	35,321	29,862
Current portion of operating lease liabilities	4,471	3,201
Total current liabilities	149,785	96,511

Long-term debt, less current portion and debt issuance costs, net	257,130	200,605
Long-term tax receivable agreement obligations	39,204	39,122
Operating lease liabilities, less current portion	16,587	11,960
Other long-term liabilities	20,677	14,011
Total liabilities	483,383	362,209

Commitments and contingencies
Stockholders' equity
Preferred stock, par value $0.0001 per share, 10,000,000 shares authorized; 0 shares issued and outstanding as of December 31, 2021 and September 30, 2021	—	—
Class A common stock, par value $0.0001 per share, 150,000,000 shares authorized; 22,064,317 and 22,026,098 shares issued and outstanding as of December 31, 2021 and September 30, 2021, respectively	2	2
Class B common stock, par value $0.0001 per share, 40,000,000 shares authorized; 10,214,142 and 10,229,142 shares issued and outstanding as of December 31, 2021 and September 30, 2021, respectively	1	1
Additional paid-in capital	216,604	211,237
Accumulated deficit	(9,008)	(6,480)
Total stockholders' equity	207,599	204,760
Non-controlling interest	85,454	84,831
Total equity	293,053	289,591
Total liabilities and equity	$776,436	$651,800
-MORE-

IIIV Reports First Quarter 2022 Financial Results

February 8, 2022
i3 Verticals, Inc. Consolidated Cash Flow Data
(Unaudited)
($ in thousands)

	Three months ended December 31,
	2021	2020

Net cash provided by operating activities	$21,910	$12,038
Net cash used in investing activities	$(62,353)	$(61,329)
Net cash provided by financing activities	$49,223	$48,222
-MORE-

IIIV Reports First Quarter 2022 Financial Results

February 8, 2022
Reconciliation of GAAP to Non-GAAP Financial Measures
The Company believes that non-GAAP financial measures are important to enable investors to understand and evaluate its ongoing operating results. Accordingly, i3 Verticals includes non-GAAP financial measures when reporting its financial results to shareholders and potential investors in order to provide them with an additional tool to evaluate the Company’s ongoing business operations. i3 Verticals believes that the non-GAAP financial measures are representative of comparative financial performance that reflects the economic substance of i3 Verticals’ current and ongoing business operations.

Although non-GAAP financial measures are often used to measure the Company's operating results and assess its financial performance, they are not necessarily comparable to similarly titled measures of other companies due to potential inconsistencies in the method of calculation. i3 Verticals believes that its provision of non-GAAP financial measures provides investors with important key financial performance indicators that are utilized by management to assess the Company's operating results, evaluate the business and make operational decisions on a prospective, going-forward basis. Hence, management provides disclosure of non-GAAP financial measures to give shareholders and potential investors an opportunity to see i3 Verticals as viewed by management, to assess i3 Verticals with some of the same tools that management utilizes internally and to be able to compare such information with prior periods. i3 Verticals believes that inclusion of non-GAAP financial measures provides investors with additional information to help them better understand its financial statements just as management utilizes these non-GAAP financial measures to better understand the business, manage budgets and allocate resources.

i3 Verticals, Inc. Reconciliation of GAAP Net Income to Non-GAAP Pro Forma Adjusted Net Income and Non-GAAP Adjusted EBITDA
(Unaudited)
($ in thousands)

	Three months ended December 31,
	2021	2020(1)
Net loss attributable to i3 Verticals, Inc.	$(2,528)	$(1,998)
Net loss attributable to non-controlling interest	(1,153)	(1,024)
Non-GAAP adjustments:
Benefit from income taxes	(228)	(10)
Financing-related expenses(2)	—	53
Non-cash change in fair value of contingent consideration(3)	4,927	1,904
Equity-based compensation(4)	6,624	3,441
Acquisition-related expenses(5)	508	1,010
Acquisition intangible amortization(6)	5,676	4,117
Non-cash interest expense(7)	1,416	1,332
Other taxes(8)	87	94
Non-GAAP pro forma adjusted income before taxes	15,329	8,919
Pro forma taxes at effective tax rate(9)	(3,832)	(2,230)
Pro forma adjusted net income(10)	$11,497	$6,689
Cash interest expense, net(11)	1,738	697
Pro forma taxes at effective tax rate(9)	3,832	2,230
Depreciation, non-acquired intangible asset amortization and internally developed software amortization(12)	1,194	975
Adjusted EBITDA	$18,261	$10,591
_______________
1.Effective October 1, 2020, the Company's financial statements are presented in accordance with ASU 2021-08, Accounting Standards Codification Topic 805, Accounting for Contract Assets and Contract Liabilities from Contracts with Customers. See Note 21 to the consolidated financial statements within our Form 10-K filed with the SEC on November 22, 2021 for a description of the recently adopted accounting pronouncement and the impacts of adoption.
-MORE-

IIIV Reports First Quarter 2022 Financial Results

February 8, 2022
2.Financing-related expenses includes expenses directly related to certain transactions as part of financing transactions.
3.Non-cash change in fair value of contingent consideration reflects the changes in management’s estimates of future cash consideration to be paid in connection with prior acquisitions from the amount estimated as of the later of the most recent balance sheet date forming the beginning of the income statement period or the original estimates made at the closing of the applicable acquisition.
4.Equity-based compensation expense consisted of $6,624 and $3,441 related to stock options issued under the Company's 2018 Equity Incentive Plan and 2020 Acquisition Equity Incentive Plan during the three months ended December 31, 2021 and 2020, respectively.
5.Acquisition-related expenses are the professional service and related costs directly related to the Company's acquisitions and are not part of its core performance.
6.Acquisition intangible amortization reflects amortization of intangible assets and software acquired through business combinations, acquired customer portfolios, acquired referral agreements and related asset acquisitions.
7.Non-cash interest expense reflects amortization of debt discount and debt issuance costs and any write-offs of debt issuance costs.
8.Other taxes consist of franchise taxes, commercial activity taxes, employer payroll taxes related to stock exercises and other non-income based taxes. Taxes related to salaries are not included.
9.Pro forma corporate income tax expense is based on Non-GAAP adjusted income before taxes and is calculated using a tax rate of 25.0% for both 2021 and 2020, based on blended federal and state tax rates.
10.Pro forma adjusted net income assumes that all net income during that period was available to the holders of the Company's Class A common stock.
11.Cash interest expense, net represents all interest expense net of interest income recorded on the Company's statement of operations other than non-cash interest expense, which represents amortization of debt discount and debt issuance costs and any write-offs of debt issuance costs.
12.Depreciation, non-acquired intangible asset amortization and internally developed software amortization reflects depreciation on the Company's property, plant and equipment, net, and amortization expense on its internally developed capitalized software.
-MORE-

IIIV Reports First Quarter 2022 Financial Results

February 8, 2022
i3 Verticals, Inc. GAAP Diluted EPS and Non-GAAP Pro Forma Adjusted Diluted EPS
(Unaudited)
($ in thousands, except share and per share amounts)

	Three months ended December 31,
	2021	2020(1)
Diluted net loss available to Class A common stock per share	$(0.11)	$(0.10)
Pro forma adjusted diluted earnings per share(2)(3)	$0.35	$0.21
Pro forma adjusted net income(3)	$11,497	$6,689
Pro forma weighted average shares of adjusted diluted Class A common stock outstanding(4)	32,872,689	32,028,708
________________
1.Effective October 1, 2020, the Company's financial statements are presented in accordance with ASU 2021-08, Accounting Standards Codification Topic 805, Accounting for Contract Assets and Contract Liabilities from Contracts with Customers. See Note 21 to the consolidated financial statements within our Form 10-K filed with the SEC on November 22, 2021 for a description of the recently adopted accounting pronouncement and the impacts of adoption on the condensed consolidated statements of operations.
2.Pro forma adjusted diluted earnings per share is calculated using pro forma adjusted net income and the pro forma weighted average shares of adjusted diluted Class A common stock outstanding.
3.Pro forma adjusted net income, assumes that all net income during the period is available to the holders of the Company's Class A common stock. Further, pro forma adjusted diluted earnings per share assumes that all Common Units in i3 Verticals, LLC and the associated non-voting Class B common stock were exchanged for Class A common stock at the beginning of the period on a one-for-one basis.
4.Pro forma weighted average shares of adjusted diluted Class A common stock outstanding include 10,222,946 and 11,668,199 outstanding shares of Class A common stock issuable upon the exchange of Common Units in i3 Verticals, LLC and 606,942 and 1,231,453 shares of unvested Class A common stock and options for the three months ended December 31, 2021 and 2020, respectively.
-END-